UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, Genesco Inc. (the “Company”) and Parag D. Desai, the Company’s Senior Vice President, Chief Strategy and Digital Officer, entered into a transition agreement (the “Transition Agreement”) providing for Mr. Desai’s transition from full-time employment and his subsequent retirement from the Company.

Pursuant to the Transition Agreement, effective August 7, 2026, Mr. Desai’s employment with the Company will transition from full-time to part-time status, at which time he will cease to serve as an executive officer of the Company (including for purposes of Section 16 of the Securities Exchange Act of 1934, as amended). Mr. Desai will retain the title of Senior Vice President and Chief Strategy and Digital Officer for transition purposes from August 7, 2026 until Mr. Desai's retirement from the Company, which is expected to be effective as of October 31, 2026 (the “Transition Period”).

During the Transition Period, Mr. Desai is expected to devote a limited number of hours per month to Company matters, including transitioning his responsibilities, assisting with the onboarding of certain Company executives and transitioning external relationships. Mr. Desai will receive compensation of $10,000 per month for up to 32 hours of work per month, which amount will not be reduced in the event the Company requests fewer than 32 hours of work in any given month. Any work performed by Mr. Desai in excess of 32 hours per month will be compensated on a pro rata basis.

Under the Transition Agreement, Mr. Desai will remain eligible to participate in the Company’s Fiscal 2027 Short-Term Incentive Plan with a target bonus of $338,000, notwithstanding his part-time or consulting status and reduced compensation. Mr. Desai’s individual strategic objectives under the plan will be deemed fully achieved as of August 7, 2026. Mr. Desai’s outstanding performance share unit awards (granted on April 4, 2024 and July 30, 2025) will receive retirement treatment under the applicable equity incentive plans and Mr. Desai's transition to part-time employment will not be treated as a termination of employment for purposes of those plans.

Following his retirement from the Company on October 31, 2026, Mr. Desai will provide consulting services to the Company from November 1, 2026 through January 31, 2027, as reasonably requested by the Company and subject to Mr. Desai’s availability. Mr. Desai will be compensated at a rate of $2,400 per day for up to eight hours of consulting services per day.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company announcing Mr. Desai’s transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

Date:	August 6, 2026	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, Corporate Secretary and General Counsel